Exhibit 99.1

The Scotts Miracle-Gro Company	NEWS

ScottsMiracle-Gro Reports Second Quarter Results;
Reaffirms Full-Year Outlook

▪	Q2 adjusted earnings per share increased 36% to $2.17

▪	Q2 Global Consumer sales increased 9% due to strong retailer support, acquisition

▪	Adjusted gross margin rate increased 270 basis points in Q2

▪	Company reaffirms full-year outlook for adjusted earnings of $3.05 to $3.20 per share

MARYSVILLE, Ohio (May 5, 2014) - The Scotts Miracle-Gro Company (NYSE: SMG), the world’s leading marketer of branded consumer lawn and garden products, today announced results for its fiscal second quarter ended March 29, 2014 that were driven by strong sell-in of its consumer products in both the U.S. and Europe.

Adjusted income from continuing operations increased 38 percent during the second quarter, driven by increased sales, continued margin expansion and strong control of operating expenses.

Net sales were $1.08 billion for the quarter, an increase of 7 percent compared to $1.01 billion a year ago, due to strong initial sell-in to retailers.

Fiscal year-to-date consumer purchases in the U.S. - as measured by point-of-sale data from the Company’s largest retail partners - were slightly down through the end of April, below internal expectations, due primarily to poor weather and a delayed start to the season.

“It should come as no surprise that consumer activity was lighter than we had originally anticipated, but we have seen high levels of consumer purchases when the weather has cooperated,” said Jim Hagedorn, chairman and chief executive officer. “We are pleased with the strong support we are seeing from our retail partners and glad to see a strong start to the season in Europe, where our business is currently trending ahead of our internal expectations.

“We remain optimistic about our prospects this season and continue to expect adjusted earnings per share of $3.05 to $3.20 for the full year.”

Second Quarter Details
Sales in the Global Consumer segment increased 9 percent to $1.05 billion during the second quarter, compared to $962.8 million during the same quarter a year ago. Strong retailer support, pricing adjustments and the acquisition of the Tomcat business drove the increase.

Scotts LawnService sales were down 12 percent to $28.9 million in the second quarter, compared to $32.9 million a year ago, primarily due to a delay in the start of the spring season.

For the quarter, the adjusted company-wide gross margin rate was 40.1 percent, compared with 37.4 percent a year ago. The 270-basis-point improvement was primarily attributable to planned cost reductions, targeted pricing and increased sales volume due to strong sell-in to retailers. The increased sales volume drove favorable product mix and improved leverage on fixed costs.

Selling, general and administrative expenses (SG&A) increased $6 million to $212.2 million during the second quarter, compared to $206.7 million a year ago, in line with the Company’s internal expectations.

The consolidated company-wide adjusted income from continuing operations before income taxes was $211.2 million during the second quarter, compared to $154.2 million a year ago. The operating income from the Global Consumer segment for the quarter increased 23 percent to $269.5 million, compared with $218.9 million a year ago. The Scotts LawnService segment reported operating loss of $20.3 million for the quarter, compared with a loss of $17.0 million during the same quarter a year ago.

Adjusted income from continuing operations for the second quarter increased to $136.7 million, or $2.17 per share, which excludes impairment, restructuring and other charges, as well as one-time costs related to financing. That compares with adjusted income of $99.3 million, or $1.59 per share, last year. On a GAAP basis, income from continuing operations was $125.7 million, or $2.00 per share, compared with $99.1 million, or $1.59 per share, a year ago.

Year-to-Date Details
Net sales for the first six months of fiscal 2014 were $1.27 billion, an increase of 6 percent from $1.20 billion a year ago. The year-over-year change was attributable to increased sales in the Global Consumer segment, primarily due to strong retailer support, targeted pricing and the acquisition of the Tomcat business. For the first six months of the year, Scotts LawnService sales were down 3 percent, primarily due to a delayed start to the season.

The adjusted company-wide gross margin rate for the first six months increased 290 basis points to 36.8 percent, compared to 33.9 percent a year ago, primarily due to planned cost reductions, targeted pricing and increased sales volume due to strong sell-in to retailers. The increased sales volume drove favorable product mix and improved leverage on fixed costs.

SG&A increased $6 million to $336.6 million for the first six months, in line with Company expectations.

Adjusted income from continuing operations was $71.1 million, or $1.13 per share, for the first six months of the year, compared to $30.8 million, or $0.49 per share, during the same period a year ago. Those results exclude impairment, restructuring and other charges, as well as one-time costs related to financing. Including those items, reported income from continuing operations for the first six months of fiscal 2014 was $59.9 million, or $0.95 per share, compared with $30.8 million, or $0.49 per share, a year ago.

Conference Call and Webcast Scheduled for 4:30 p.m. ET Today, May 5
The Company will discuss results during a webcast and conference call today at 4:30 p.m. Eastern Time. Conference call participants should call 1-888-359-3624 (Conference Code: 8255781). A live webcast of the call will be available on the investor relations section of the Company's website at http://investor.scotts.com. An archive of the webcast, as well as any accompanying financial information regarding any non-GAAP financial measures discussed by the Company during the call, will remain available for at least 12 months. In addition, a replay of the call can be heard by calling 1-888-203-1112. The replay will be available for 30 days.

About ScottsMiracle-Gro
With more than $2.8 billion in worldwide sales, The Scotts Miracle-Gro Company is the world's largest marketer of branded consumer products for lawn and garden care. The Company's brands are the most recognized in the industry. In the U.S., the Company's Scotts®, Miracle-Gro® and Ortho® brands are market-leading in their categories, as is the consumer Roundup® brand, which is marketed in North America and most of Europe exclusively by Scotts and owned by Monsanto. In the U.S., we operate Scotts LawnService®, the second largest residential lawn care service business. In Europe, the Company's brands include Weedol®, Pathclear®, Evergreen®, Levington®, Miracle-Gro®, KB®, Fertiligène® and Substral®. For additional information, visit us at www.scotts.com.

Cautionary Note Regarding Forward-Looking Statements
Statements contained in this press release, other than statements of historical fact, which address activities, events and developments that the Company expects or anticipates will or may occur in the future, including, but not limited to, information regarding the future economic performance and financial condition of the Company, the plans and objectives of the Company’s management, and the Company’s assumptions regarding such performance and plans are “forward-looking statements” within the meaning of the U.S. federal securities laws that are subject to risks and uncertainties. These forward-looking statements generally can be identified as statements that include phrases such as “guidance,” “outlook,” “projected,” “believe,” “target,” “predict,” “estimate,” “forecast,” “strategy,” “may,” “goal,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” “likely,” “will,” “should” or other similar words or phrases. Actual results could differ materially from the forward-looking information in this release due to a variety of factors, including, but not limited to:

•	Compliance with environmental and other public health regulations could increase the Company’s costs of doing business or limit the Company’s ability to market all of its products;

•	Increases in the prices of raw materials and fuel costs could adversely affect the Company’s results of operations;

•	The highly competitive nature of the Company’s markets could adversely affect its ability to maintain or grow revenues;

•
Because of the concentration of the Company’s sales to a small number of retail customers, the loss of one or more of, or significant reduction in orders from, its top customers could adversely affect the Company’s financial results;

•	Adverse weather conditions could adversely impact financial results;

•	The Company’s international operations make the Company susceptible to fluctuations in currency exchange rates and to other costs and risks associated with international regulation;

•	The Company may not be able to adequately protect its intellectual property and other proprietary rights that are material to the Company’s business;

•	If Monsanto Company were to terminate the Marketing Agreement for consumer Roundup products, the Company would lose a substantial source of future earnings and overhead expense absorption;

•	Hagedorn Partnership, L.P. beneficially owns approximately 27% of the Company’s common shares and can significantly influence decisions that require the approval of shareholders;

•
The Company may pursue acquisitions, dispositions, investments, dividends, share repurchases and/or other corporate transactions that it believes will maximize equity returns of its shareholders but may involve risks.

Additional detailed information concerning a number of the important factors that could cause actual results to differ materially from the forward-looking information contained in this release is readily available in the Company’s publicly filed quarterly, annual and other reports. The Company disclaims any obligation to update developments of these risk factors or to announce publicly any revision to any of the forward-looking statements contained in this release, or to make corrections to reflect future events or developments.

Contact:
Jim King
Senior Vice President
Investor Relations & Corporate Affairs
(937) 578-5622

THE SCOTTS MIRACLE-GRO COMPANY
Condensed Consolidated Statement of Operations
(In millions, except for per common share data)
(Unaudited)

		Three Months Ended			Six Months Ended
	Footnotes	March 29, 2014	March 30, 2013	% Change	March 29, 2014	March 30, 2013	% Change
Net sales		$1,081.0	$1,007.9	7%	$1,270.6	$1,203.0	6%
Cost of sales		647.2	630.6		802.9	795.1
Cost of sales - impairment, restructuring and other		—	0.1		—	0.1
Gross profit		433.8	377.2	15%	467.7	407.8	15%
% of sales		40.1%	37.4%		36.8%	33.9%
Operating expenses:
Selling, general and administrative		212.2	206.7	3%	336.6	330.8	2%
Impairment, restructuring and other		6.1	0.1		6.4	(0.3)
Other income, net		(1.6)	(1.5)		(2.7)	(2.6)
Income from operations		217.1	171.9	26%	127.4	79.9	59%
% of sales		20.1%	17.1%		10.0%	6.6%
Costs related to refinancing		10.7	—		10.7	—
Interest expense		12.0	17.9		25.9	31.1
Income from continuing operations before income taxes		194.4	154.0	26%	90.8	48.8	86%
Income tax expense from continuing operations		68.7	54.9		30.9	18.0
Income from continuing operations		125.7	99.1	27%	59.9	30.8	94%
Income from discontinued operations, net of tax	(3)	—	0.9		0.1	1.5
Net income		$125.7	$100.0		$60.0	$32.3
Basic income per common share:	(1)
Income from continuing operations		$2.03	$1.61	26%	$0.97	$0.50	94%
Income from discontinued operations		—	0.01		—	0.02
Net income		$2.03	$1.62		$0.97	$0.52
Diluted income per common share:	(2)
Income from continuing operations		$2.00	$1.59	26%	$0.95	$0.49	94%
Income from discontinued operations		—	0.01		—	0.02
Net income		$2.00	$1.60		$0.95	$0.51
Common shares used in basic income per share calculation		61.9	61.6	—%	62.0	61.5	1%
Common shares and potential common shares used in diluted income per share calculation		62.9	62.4	1%	63.1	62.3	1%

Non-GAAP results from continuing operations:
Adjusted income from continuing operations	(4)	$136.7	$99.3	38%	$71.1	$30.8	131%
Adjusted diluted income per share from continuing operations	(2) (4)	$2.17	$1.59	36%	$1.13	$0.49	131%
Adjusted EBITDA	(3) (4)	$233.3	$189.3	23%	$159.7	$114.2	40%
Note: See accompanying footnotes on page 9.

THE SCOTTS MIRACLE-GRO COMPANY
Net Sales and Income (Loss) from Continuing Operations before Income Taxes by Segment
(In millions)
(Unaudited)

The Company is divided into the following reportable segments: Global Consumer and Scotts LawnService®. This division of reportable segments is consistent with how the segments report to and are managed by the chief operating decision maker of the Company.

Segment performance is evaluated based on several factors, including income (loss) from continuing operations before amortization, impairment, restructuring and other charges, which is not a generally accepted accounting principle ("GAAP") measure. Senior management of the Company uses this measure of operating profit (loss) to evaluate segment performance because we believe this measure is the most indicative of performance trends and the overall earnings potential of each segment.

Corporate & Other consists of revenues and expenses associated with the Company’s supply agreements with Israel Chemicals Ltd. and the amortization related to the Roundup® Marketing Agreement, as well as corporate, general and administrative expenses and certain other income/expense items not allocated to the business segments.

	Three Months Ended			Six Months Ended
	March 29, 2014	March 30, 2013	% Change	March 29, 2014	March 30, 2013	% Change
Net Sales:
Global Consumer	$1,046.0	$962.8	9%	$1,184.4	$1,105.4	7%
Scotts LawnService®	28.9	32.9	(12)%	75.2	77.7	(3)%
Segment total	1,074.9	995.7	8%	1,259.6	1,183.1	6%
Corporate & Other	6.1	12.2		11.0	19.9
Consolidated	$1,081.0	$1,007.9	7%	$1,270.6	$1,203.0	6%

Income (Loss) from Continuing Operations before Income Taxes:
Global Consumer	$269.5	$218.9	23%	$202.1	$150.2	35%
Scotts LawnService®	(20.3)	(17.0)	(19)%	(17.7)	(17.9)	1%
Segment total	249.2	201.9		184.4	132.3
Corporate & Other	(23.0)	(27.3)		(44.7)	(47.6)
Intangible asset amortization	(3.0)	(2.5)		(5.9)	(5.0)
Impairment, restructuring and other	(6.1)	(0.2)		(6.4)	0.2
Costs related to refinancing	(10.7)	—		(10.7)	—
Interest expense	(12.0)	(17.9)		(25.9)	(31.1)
Consolidated	$194.4	$154.0	26%	$90.8	$48.8	86%

THE SCOTTS MIRACLE-GRO COMPANY
Condensed Consolidated Balance Sheets
(In millions)

	March 29, 2014	March 30, 2013	September 30, 2013

ASSETS	(Unaudited)	(Unaudited)
Current assets:
Cash and cash equivalents	$152.7	$99.1	$129.8
Accounts receivable, net	1,088.8	966.6	313.3
Inventories	546.2	613.0	324.9
Prepaids and other current assets	149.9	158.0	113.0
Total current assets	1,937.6	1,836.7	881.0
Property, plant and equipment, net	443.6	417.8	422.3
Goodwill	333.3	314.5	315.1
Intangible assets, net	318.5	299.2	284.4
Other assets	38.2	28.7	34.4
Total assets	$3,071.2	$2,896.9	$1,937.2
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of debt	$278.6	$208.0	$92.4
Accounts payable	342.5	327.5	137.7
Other current liabilities	397.0	352.7	279.7
Total current liabilities	1,018.1	888.2	509.8
Long-term debt	1,145.3	1,163.0	478.1
Other liabilities	232.1	238.8	238.8
Total liabilities	2,395.5	2,290.0	1,226.7
Shareholders' equity	675.7	606.9	710.5
Total liabilities and shareholders’ equity	$3,071.2	$2,896.9	$1,937.2

THE SCOTTS MIRACLE-GRO COMPANY
Reconciliation of Non- GAAP Disclosure Items (4)
(In millions, except per common share data)
(Unaudited)

	Three Months Ended March 29, 2014				Three Months Ended March 30, 2013
	As Reported	Impairment, Restructuring and Other	Costs Related to Refinancing	Adjusted	As Reported	Impairment, Restructuring and Other	Costs Related to Refinancing	Adjusted
Net sales	$1,081.0	$—	$—	$1,081.0	$1,007.9	$—	$—	$1,007.9
Cost of sales	647.2	—	—	647.2	630.6	—	—	630.6
Cost of sales - impairment, restructuring and other	—	—	—	—	0.1	0.1	—	—
Gross profit	433.8	—	—	433.8	377.2	(0.1)	—	377.3
% of sales	40.1%			40.1%	37.4%			37.4%
Operating expenses:
Selling, general and administrative	212.2	—	—	212.2	206.7	—	—	206.7
Impairment, restructuring and other	6.1	6.1	—	—	0.1	0.1	—	—
Other income, net	(1.6)	—	—	(1.6)	(1.5)	—	—	(1.5)
Income from operations	217.1	(6.1)	—	223.2	171.9	(0.2)	—	172.1
% of sales	20.1%			20.6%	17.1%			17.1%
Costs related to refinancing	10.7		10.7	—	—		—	—
Interest expense	12.0	—	—	12.0	17.9	—	—	17.9
Income from continuing operations before income taxes	194.4	(6.1)	(10.7)	211.2	154.0	(0.2)	—	154.2
Income tax expense (benefit) from continuing operations	68.7	(2.1)	(3.7)	74.5	54.9	—	—	54.9
Income from continuing operations	$125.7	$(4.0)	$(7.0)	$136.7	$99.1	$(0.2)	$—	$99.3
Basic income per share from continuing operations	$2.03	$(0.07)	$(0.11)	$2.21	$1.61	$—	$—	$1.61
Diluted income per share from continuing operations	$2.00	$(0.06)	$(0.11)	$2.17	$1.59	$—	$—	$1.59
Common shares used in basic income per share calculation	61.9	61.9	61.9	61.9	61.6	61.6	61.6	61.6
Common shares and potential common shares used in diluted income per share calculation	62.9	62.9	62.9	62.9	62.4	62.4	62.4	62.4
Calculation of Adjusted EBITDA:
Income from continuing operations	$125.7				$99.1
Income tax expense from continuing operations	68.7				54.9
Income from discontinued operations, net of tax	—				0.9
Income tax expense from discontinued operations	0.4				0.3
Costs related to refinancing	10.7				—
Interest expense	12.0				17.9
Depreciation	12.6				13.8
Amortization (including Roundup)	3.2				2.7
Impairment, restructuring and other	—				—
Mark-to-market adjustments on derivatives	—				(0.3)
Adjusted EBITDA	$233.3				$189.3
Note: See accompanying footnotes on page 9.

THE SCOTTS MIRACLE-GRO COMPANY
Reconciliation of Non- GAAP Disclosure Items (4)
(In millions, except per common share data)
(Unaudited)

	Six Months Ended March 29, 2014				Six Months Ended March 30, 2013
	As Reported	Impairment, Restructuring and Other	Costs Related to Refinancing	Adjusted	As Reported	Impairment, Restructuring and Other	Costs Related to Refinancing	Adjusted
Net sales	$1,270.6	$—	$—	$1,270.6	$1,203.0	$—	$—	$1,203.0
Cost of sales	802.9	—	—	802.9	795.1	—	—	795.1
Cost of sales - impairment, restructuring and other	—	—	—	—	0.1	0.1	—	—
Gross profit	467.7	—	—	467.7	407.8	(0.1)	—	407.9
% of sales	36.8%			36.8%	33.9%			33.9%
Operating expenses:
Selling, general and administrative	336.6	—	—	336.6	330.8	—	—	330.8
Impairment, restructuring and other	6.4	6.4	—	—	(0.3)	(0.3)	—	—
Other income, net	(2.7)	—	—	(2.7)	(2.6)	—	—	(2.6)
Income from operations	127.4	(6.4)	—	133.8	79.9	0.2	—	79.7
% of sales	10.0%			10.5%	6.6%			6.6%
Costs related to refinancing	10.7		10.7	—	—	—	—	—
Interest expense	25.9		—	25.9	31.1	—	—	31.1
Income from continuing operations before income taxes	90.8	(6.4)	(10.7)	107.9	48.8	0.2	—	48.6
Income tax expense from continuing operations	30.9	(2.2)	(3.7)	36.8	18.0	0.2	—	17.8
Income from continuing operations	$59.9	$(4.2)	$(7.0)	$71.1	$30.8	$—	$—	$30.8
Basic income per share from continuing operations	$0.97	$(0.07)	$(0.11)	$1.15	$0.50	$—	$—	$0.50
Diluted income per share from continuing operations	$0.95	$(0.07)	$(0.11)	$1.13	$0.49	$—	$—	$0.49
Common shares used in basic income per share calculation	62.0	62.0	62.0	62.0	61.5	61.5	61.5	61.5
Common shares and potential common shares used in diluted income per share calculation	63.1	63.1	63.1	63.1	62.3	62.3	62.3	62.3
Calculation of Adjusted EBITDA:
Income from continuing operations	$59.9				$30.8
Income tax expense from continuing operations	30.9				18.0
Income from discontinued operations, net of tax	0.1				1.5
Income tax expense from discontinued operations	0.5				0.7
Costs related to refinancing	10.7				—
Interest expense	25.9				31.1
Depreciation	25.4				27.4
Amortization (including Roundup)	6.3				5.4
Impairment, restructuring and other	—				(0.4)
Mark-to-market adjustments on derivatives	—				(0.3)
Adjusted EBITDA	$159.7				$114.2

Note: See accompanying footnotes on page 9.

THE SCOTTS MIRACLE-GRO COMPANY
Footnotes to Preceding Financial Statements

(1)
Basic income per common share amounts is calculated by dividing income from continuing operations, income from discontinued operations and net income by the weighted average number of common shares outstanding during the period.

(2)
Diluted income per common share amounts are calculated by dividing income from continuing operations, income from discontinued operations and net income by the weighted average number of common shares, plus all potential dilutive securities (common stock options, stock appreciation rights, performance shares, performance units, restricted stock and restricted stock units) outstanding during the period.

(3)
In the second quarter of fiscal 2014, the Company completed the sale of its Wild Bird Food business. As a result, effective in its second quarter of fiscal 2014, the Company classified its results of operations for all periods presented to reflect the Wild Bird Food business as a discontinued operation.

(4)
The Reconciliation of Non-GAAP Disclosure Items includes the following non-GAAP financial measures:
Adjusted income from continuing operations and adjusted diluted income per share from continuing operations - These measures exclude charges or credits relating to impairments, restructurings, discontinued operations and other unusual items such as costs or gains related to discrete projects or transactions that are apart from, and not indicative of, the results of the operations of the business.

Adjusted EBITDA - This measure is calculated as net income (loss) before interest, taxes, depreciation and amortization as well as certain other items such as the impact of the cumulative effect of changes in accounting, costs associated with debt refinancing and other non-recurring, non-cash items affecting net income. We believe this measure provides additional information for determining our ability to meet debt service requirements. The presentation of adjusted EBITDA herein is intended to be consistent with the calculation of that measure as required by our borrowing arrangements, and used to calculate a leverage ratio (maximum of 4.00 at March 29, 2014) and an interest coverage ratio (minimum of 3.50 for the twelve months ended March 29, 2014). The Company was in compliance with the terms of all debt covenants at March 29, 2014.

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, management believes that certain non-GAAP financial measures used in managing the business may provide users of this financial information additional meaningful comparison between current results and results in prior operating periods. The Company believes that these non-GAAP financial measures are the most indicative of the Company's ongoing earnings capabilities and that disclosure of these non-GAAP financial measures therefore provides useful information to investors and other users of its financial statements, such as lenders. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP.